SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K
CURRENT REPORT

Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):   July 24, 2003

COCA-COLA ENTERPRISES INC.
(Exact name of registrant as specified in its charter)

Delaware (State of Incorporation)	01-09300 (Commission File No.)	58-0503352 (IRS Employer Identification No.)

2500 Windy Ridge Parkway, Atlanta, Georgia 30339
 (Address of principal executive offices, including zip code)

(770) 989-3000
(Registrant's telephone number, including area code)

Exhibit Index Page 4

Item 5.  Other Events.

On July 24, 2003, the Company released a reconciliation for 2000, 2001, 2002 and first-quarter 2003 of non-GAAP financial measures to the most directly comparable financial measures calculated and presented in accordance with GAAP for purposes of additional analysis of the Company.

Item 7.  Financial Statements and Exhibits.

Exhibit
99	Reconciliation for 2000, 2001, 2002 and first-quarter 2003 of non-GAAP financial measures to the most directly comparable financial measures calculated and presented in accordance with GAAP for purposes of additional analysis of the Company

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SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

COCA-COLA ENTERPRISES INC. (Registrant)

Date: July 24, 2003	By: S/ JOHN R. PARKER, JR. John R. Parker, Jr. Senior Vice President and General Counsel

EXHIBIT INDEX

99	Coca-Cola Enterprises Inc. presentation of certain nonGAAP financial measures and reconciliations to the most directly comparable financial measures calculated and presented in accordance with GAAP for the annual periods ended December 31, 2002, December 31, 2001 and December 31, 2000 and the quarter ended March 28, 2003 (Unaudited)	5